POWER OF ATTORNEY


      I hereby appoint Thomas Butkus, Lyn Rupich, or Alan Schick to act as my true and lawful attorney-in-fact with authority to execute on my behalf any Form 3,4 or 5 or any amendment thereto required to be filed by AJS Bancorp, Inc. under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with the appropriate regulatory authorities and to do all things incident and neccessary to that end, until such time as I notify Mr. Butkus, Ms. Rupich, or Mr. Schick in writing that his/her authority to act on my behalf in this manner has been withdrawn.


     I have signed this power of attorney on March 21, 2006.


                           By: /s/Richard J. Nogal
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                               Richard J. Nogal, Director


                                       In presence of: Jennifer Walko
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                                                       Jennifer Walko, Secretary

                           At: Midlothian, IL
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                               City, State